Exhibit 99.3
     The following unaudited pro forma condensed consolidated balance sheet at September 30, 2007 and the unaudited pro forma condensed consolidated statement of operations for the three month period ended September 30, 2007 are based on the unaudited historical financial statements of Oplink as of and for the three month period ended September 30, 2007 after giving effect to Step 2 and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined consolidated financial statements.
     Oplink’s and OCP’s unaudited pro forma condensed combined consolidated statement of operations for the twelve month period ended June 30, 2007 is based on Oplink’s historical consolidated statement of operations for the twelve month period ended June 30, 2007 combined with OCP’s unaudited historical condensed consolidated statement of operations for the period beginning July 1, 2006 and ended June 4, 2007, after giving effect to Step 1 and Step 2 and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined consolidated financial statements. OCP’s unaudited historical condensed consolidated statement of operations for the period beginning July 1, 2006 and ended June 4, 2007 is presented as the eleven month period ended May 31, 2007 as transactions between June 1, 2007 and June 4, 2007 are not material. The unaudited historical condensed consolidated statement of operations for OCP for the eleven month period ended May 31, 2007 is derived by combining OCP’s condensed consolidated statement of operations for the three month periods ended September 30, 2006, December 31, 2006, March 31, 2007 and June 30, 2007, adjusted by backing out OCP activity for the period from June 1, 2007 to June 30, 2007. The period of OCP activity from June 1, 2007 to June 30, 2007 has already been included in Oplink’s historical consolidated statement of operations for the twelve month period ended June 30, 2007.

OPLINK COMMUNICATIONS, INC.
UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share data)

	Oplink
	Historical
	Three Months Ended	Pro Forma		Pro Forma
	September 30, 2007	Adjustments		Adjusted

Revenues	$49,151	$—		$49,151

Cost of revenues	37,323	304	(E) (C)	37,627

Gross profit	11,828	(304)		11,524

Operating expenses:
Research and development	4,698	—		4,698
Sales and marketing	3,129	—		3,129
General and administrative	5,506	—		5,506
Transitional costs for contract manufacturing	755	—		755
Merger fees	1,421	—		1,421
Amortization of intangible assets	266	83	(C)	349

Total operating expenses	15,775	83		15,858

Loss from operations	(3,947)	(387)		(4,334)

Interest and other income, net	3,059	—		3,059
Loss on sale of assets	(37)	—		(37)

Loss before minority interest and provision for income taxes	(925)	(387)		(1,312)

Minority interest in loss of consolidated subsidiaries	2,484	(2,474	)(F)	10
Provision for income taxes	(234)	—	(G)	(234)

Net income (loss)	$1,325	$(2,861)		$(1,536)

Net income (loss) per share (note 4):
Basic	$0.06			$(0.07)

Diluted	$0.06			$(0.07)

Shares used in per share calculation:

Basic	23,182	—		23,182

Diluted	23,792	—		23,182

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

OPLINK COMMUNICATIONS, INC. AND OCP
UNAUDITED PRO FORMA CONDENSED COMBINED
CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share data)

			Oplink
			and OCP
	Oplink		Combined
	Historical	OCP Historical	Historical
	Twelve Months	Eleven Months	Twelve Months
	Ended	Ended	Ended	Pro Forma		Pro Forma
	June 30, 2007	May 31, 2007	June 30, 2007	Adjustments		Adjusted

Revenues	$107,499	$63,099	$170,598	$—		$170,598

Cost of revenues	78,903	55,479	134,382	275	(E) (C)	134,657

Gross profit	28,596	7,620	36,216	(275)		35,941

Operating expenses
Research and development	7,414	11,122	18,536	(191	)(E)	18,345
Sales and marketing	6,797	5,068	11,865	(87	)(E)	11,778
General and administrative	10,147	12,747	22,894	(241	)(E)	22,653
Transitional costs for contract manufacturing	216	2,192	2,408	—		2,408
Merger fees	1,451	—	1,451	—		1,451
Amortization of intangible assets	222	903	1,125	535	(C)	1,660
Impairment of goodwill	—	8,486	8,486	—		8,486

Total operating expenses	26,247	40,518	66,765	16		66,781

Income (loss) from operations	2,349	(32,898)	(30,549)	(291)		(30,840)

Interest and other income, net	9,648	5,367	15,015	—		15,015

Income (loss) before minority interest and provision for income taxes	11,997	(27,531)	(15,534)	(291)		(15,825)

Minority interest in loss
of consolidated subsidiaries	1,418	—	1,418	(1,377	)(F)	41
Provision for income taxes	(241)	(458)	(699)	—	(G)	(699)

Net income (loss)	$13,174	$(27,989)	$(14,815)	$(1,668)		$(16,483)

Net Income (loss) per share:
Basic	$0.60		$(0.67)			$(0.72)

Diluted	$0.57		$(0.67)			$(0.72)

Shares used in per share calculation:
Basic	22,071		22,071	793		22,864

Diluted	22,942		22,071	793		22,864

The accompanying notes are an integral part of these unaudited pro forma condensed combined consolidated financial statements.

OPLINK COMMUNICATIONS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of September 30, 2007
(In thousands, except share and per share data)

	Historical
	September 30,
	2007	Pro Forma		Pro Forma
	Oplink	Adjustments		Adjusted
ASSETS
Current assets:
Cash and cash equivalents	$119,453	$(80,785	) (A)	$38,668
Short-term investments	51,171	—		51,171
Accounts receivable, net	36,057	—		36,057
Inventories, net	36,839	(4,078	)(H)	32,761
Net assets held for sale	22,200	3,062	(I)	25,262
Prepaid expenses and other current assets	6,647	—		6,647

Total current assets	272,367	(81,801)		190,566

Long-term investments	66,219	—		66,219
Property, plant and equipment, net	28,202	1,257	(D)	29,459
Goodwill and intangible assets, net	6,881	18,096	(B)(J)	24,977
Other assets	752	—		752

Total assets	$374,421	$(62,448)		$311,973

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$18,660	$—		$18,660
Accrued liabilities	15,204	—		15,204
Accrued transitional costs for manufacturing	1,178	—		1,178

Total current liabilities	35,042	—		35,042

Other non-current liabilities	208	—		208

Total liabilities	35,250	—		35,250

Minority interest	66,265	(66,263	)(F)	2
Stockholders’ equity:

Common stock, $0.001 par value, 34,000,000 shares authorized, 23,200,344 shares issued and outstanding as of September 30, 2007	23	—		23

Additional paid-in capital	480,579	910	(K)	481,489
Accumulated other comprehensive income	3,720	—		3,720
Accumulated deficit	(211,416)	2,905	(F)	(208,511)

Total stockholders’ equity	272,906	3,815		276,721

Total liabilities and stockholders’ equity	$374,421	$(62,448)		$311,973

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

OPLINK COMMUNICATIONS, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL
STATEMENTS
1. BASIS OF PRO FORMA PRESENTATION
     The unaudited pro forma condensed consolidated balance sheet at September 30, 2007 and the unaudited pro forma condensed consolidated statement of operations for the three month period ended September 30, 2007 are based on the unaudited historical financial statements of Oplink Communications, Inc. (the “Company” or “Oplink”) as of and for the three month period ended September 30, 2007 and their accompanying notes, after giving effect to Oplink’s acquisition on October 31, 2007 of the remaining 42% of outstanding common stock (“Step 2”) of Optical Communication Products, Inc. (“OCP”) not previously owned by Oplink and assumptions and adjustments described in note 3 of these accompanying notes. Step 1 of the acquisition is when Oplink acquired all 66,000,000 shares of OCP common stock held by Furukawa, constituting approximately 58% of OCP’s outstanding shares in common stock in exchange for $84,150,000 in cash and 857,258 shares of Oplink common stock on June 5, 2007.
     Oplink’s and OCP’s unaudited pro forma condensed combined consolidated statement of operations for the twelve month period ended June 30, 2007 is based on Oplink’s historical consolidated statement of operations for the twelve month period ended June 30, 2007 combined with OCP’s unaudited historical condensed consolidated statement of operations for the eleven month period ended May 31, 2007, after giving effect to Oplink’s acquisition of OCP and the assumptions and adjustments described in note 3 of these accompanying notes. OCP’s unaudited historical condensed consolidated statement of operations for the period beginning July 1, 2006 and ended June 4, 2007 is presented as the eleven month period ended May 31, 2007 as transactions between June 1, 2007 and June 4, 2007 are not material. OCP’s unaudited historical condensed consolidated statement of operations for the eleven month period ended May 31, 2007 was derived by combining OCP’s condensed consolidated statements of operations for the three month periods ended September 30, 2006, December 31, 2006, March 31, 2007 and June 30, 2007, adjusted by backing out OCP activity for the period from June 1, 2007 to June 30, 2007. The period of OCP activity from June 1, 2007 to June 30, 2007 had already been included in Oplink’s historical consolidated statement of operations for the twelve month period ended June 30, 2007.
     Pro forma adjustments in the unaudited pro forma condensed combined consolidated statement of operations for the twelve month period ended June 30, 2007 for depreciation of fixed assets and amortization of intangible assets are based on 58% of the fair value of the assets as of the June 5, 2007 valuation date and 42% of the fair value of assets as of the October 31, 2007 valuation date, for a combined ownership percentage of 100%. These two dates represent the date that Oplink acquired 58% and 42% of the outstanding shares of OCP common stock, respectively.
     Certain items in the historical financial statements have been reclassified for presentation purposes. Such reclassifications have no effect on previously reported financial position, results of operations or accumulated deficit.

     On January 1, 2001, Oplink adopted a fiscal year which ends on the Sunday closest to June 30. Interim fiscal quarters will end on the Sunday closest to each calendar quarter end. For presentation purposes, Oplink will present its fiscal year as if it ended on June 30. July 1, 2007 was the Sunday closest to the period ended June 30, 2007. OCP has a year end of September 30. Consequently when deriving OCP’s unaudited pro forma condensed consolidated statement of operations for the eleven months ended May 31, 2007, the four sequential quarters to June 30, 2007 are combined after backing out OCP activity for the period from June 1, 2007 to June 30, 2007.
     The unaudited pro forma condensed consolidated balance sheet of Oplink as of September 30, 2007 is presented as if Step 2 had occurred on September 30, 2007. The unaudited pro forma condensed combined consolidated statement of operations of Oplink and OCP for the twelve month period ended June 30, 2007 is presented as if the acquisition had occurred on July 1, 2006. The unaudited pro forma condensed consolidated statement of operations of Oplink for the three month period ended September 30, 2007 is presented as if Step 2 had taken place on July 1, 2007.
     The allocation of the purchase price used in the unaudited pro forma condensed combined financial statements is based upon preliminary estimates of the value of the tangible and intangible assets acquired, liabilities assumed, and the related income tax impact of the purchase accounting adjustments. Oplink expects the purchase price allocation to be finalized upon the finalization of the related valuations. The final valuations may be materially different from the preliminary valuations.
     The unaudited pro forma condensed consolidated financial statements are not intended to represent or be indicative of the consolidated results of operations or financial position of Oplink that would have been reported had the acquisition of the remaining 42% of outstanding common stock of OCP not previously owned by Oplink been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial position of Oplink. The unaudited pro forma condensed consolidated financial statements do not reflect any operating efficiencies and cost savings that Oplink may achieve and conversely, do not reflect operating inefficiencies or revenue attrition that may occur. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with Oplink’s historical consolidated financial statements and accompanying notes included in Oplink’s annual report on Form 10-K for the year ended June 30, 2007 and quarterly report on Form 10-Q for the quarter ended September 30, 2007 and OCP’s historical condensed consolidated financial statements and accompanying notes included in OCP’s quarterly reports on Form 10-Q for the quarters ended December 31, 2006, March 31, 2007 and June 30, 2007 and OCP’s historical consolidated financial statements and accompanying notes included in OCP’s annual report on Form 10-K for the year ended September 30, 2006.
2. OCP ACQUISITION
     On October 31, 2007, Oplink completed the acquisition of the remaining 42% of outstanding common stock of OCP that it did not already own, by means of a merger between OCP and a wholly-owned subsidiary of Oplink. The merger was approved on October 31, 2007 by OCP shareholders holding more than two thirds of OCP common stock not held by Oplink. The merger became effective immediately after the close of trading on October 31, 2007. As a result of the merger, OCP became a wholly-owned subsidiary of Oplink. Pursuant to the merger agreement, Oplink paid $1.65 per share in cash, or approximately $79 million in the aggregate, to former holders of the 42% of OCP common stock not held by Oplink. In connection with the merger, Oplink assumed all outstanding stock options issued pursuant to OCP’s stock option plans. The assumed options were converted into a lesser number of options to purchase shares of Oplink common stock according to conversion terms stated in the merger agreement.
     The Company will continue to conduct its business within one business segment as its organizational structure is not dictated by product, service lines, geography or customer type.
     The acquisition of 48,107,148 shares of OCP common stock, which represents approximately 42% of OCP’s outstanding shares of common stock that Oplink did not already own has been accounted for as a business combination pursuant to Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations”, using the purchase method of accounting. Assets acquired and liabilities assumed were recorded at their fair values as of October 31, 2007 which was the acquisition completion date.
     The preliminary purchase price for the remaining 42% of OCP’s outstanding shares of common stock on October 31, 2007 that Oplink did not already own was comprised of (in thousands):

Cash	$79,379
Fair value of assumed vested stock options	910
Transaction costs	1,406

Total purchase price	$81,695

     The preliminary purchase price for the remaining 42% stake in OCP was allocated to OCP’s net tangible and identifiable intangible assets based on their estimated fair values as of October 31, 2007. Goodwill is recorded as a result of the excess of purchase price for the 42% of OCP’s outstanding common stock over the fair values of net tangible and identifiable intangible assets.
     The allocation of purchase price was based on management’s preliminary estimates of the value of the tangible and intangible assets acquired and the related income tax impact of the purchase accounting adjustments. The Company expects the purchase price allocation to be finalized upon the finalization of the related valuations pursuant to SFAS No. 141, “Business Combinations”. The final valuations may be materially different from the preliminary valuations.
     Based upon the valuation performed by an independent third party, the preliminary purchase price for the remaining 42% stake in OCP not previously owned by Oplink, was allocated to the various asset classes as follows (in thousands):

Net working capital	$45,585
Net fixed assets	5,514
Other net assets	11,300
Identifiable intangible assets	6,692
Goodwill	12,604

Total purchase price	$81,695

     Intangible assets are comprised of technology, trademarks and customer relationships. Identifiable intangible assets with finite lives are being amortized using the straight-line method over estimated useful lives of between 1 year and 6 years. Goodwill is tested for impairment at least annually or sooner whenever events or circumstances indicate that it may be impaired. Management believes that no impairment indicators currently exist. Management will continue to monitor goodwill for potential impairment indicators pursuant to Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets”.
3. PRO FORMA ADJUSTMENTS
     The allocation of the purchase price used in the unaudited pro forma condensed consolidated financial statements is based upon preliminary estimates of the fair value of the intangible assets acquired, and the related income tax impact of the purchase accounting adjustments. The Company expects the purchase price allocation to be finalized upon the finalization of the related valuations. The final valuations may be materially different from the preliminary valuations.
     A goodwill impairment charge of $8.5 million was recorded by OCP in its historical unaudited statement of operations for the nine months ended March 31, 2007. There has been no pro forma adjustment to this non-recurring item.
     The following pro forma adjustments are included in Oplink’s unaudited pro forma condensed consolidated balance sheet as of September 30, 2007, Oplink’s and OCP’s unaudited pro forma condensed combined consolidated statements of operations for the twelve month period ended June 30, 2007 and Oplink’s pro forma condensed consolidated statement of operations for the three month period ended September 30, 2007. Fair values are as of October 31, 2007, unless otherwise indicated.
     (A) To record the following adjustments to cash (in thousands):

To record cash paid for the remaining 42% of OCP’s common stock	$79,379
To record cash paid for transaction costs	1,406

Total adjustment to cash	$80,785

     (B) To record the difference between the post-acquisition fair value and the historical cost of intangible assets at September 30, 2007 (in thousands):

Pro-Forma Adjustment to Intangible Assets

					Estimated
	Historical	Fair	Increase	Quarterly	Useful
	Cost	Value	(Decrease)	Amortization	Life / years

Technology	$988	$3,788	$2,800	$237	4
Trademark	—	842	842	35	6
Customer relationships	206	2,062	1,856	129	4
Other intangible assets	7	—	(7)	—	1

Total identifiable intangible assets	$1,201	$6,692	$5,492	$401

     The increase in value of $5.5 million for intangible assets reflects the estimated post-acquisition fair value as a result of a valuation performed by an independent third party.
     (C) To record an increase in amortization expense of intangible assets (in thousands):

	Historical	Fair Value	Pro Forma
	Amortization	Amortization	Adjustments
Three month period ended September 30, 2007	124	401	277

Twelve month period ended June 30, 2007 (with 100% of ownership of OCP)	1,022	2,773	1,751
     The adjustment to pro forma amortization for the twelve month period ended June 30, 2007 was derived as the difference between OCP’s historical annual amortization for the same twelve month period of $1.0 million, as adjusted for Step 1, and the pro forma amortization of $2.8 million based on the fair value of intangible assets. The fair value of intangible assets during the acquisition of 58% of OCP was as of June 5, 2007. The fair value of intangible assets during the acquisition of 42% of OCP was as of October 31, 2007 for a combined ownership in OCP of 100%. The amortization expense based on the fair values at these two points in time was combined to arrive at the fair value amortization for the twelve month period ended June 30, 2007. The historical amortization is derived as the sum of OCP’s quarterly amortization expenses for intangibles, as adjusted for Step 1, of $325,000, $313,000, $234,000 and $150,000 for the quarters ended June 30, 2007, March 31, 2007, December 31, 2006 and September 30, 2006, respectively. For the quarter ended June 30, 2007, OCP’s historical amortization expense for the period June 5, 2007 to June 30, 2007 is based on 58% of the fair value of intangible assets as of June 5, 2007 as a result of Step 1 and 42% at the historical cost of intangible assets.
     The adjustment to pro forma amortization for the three month period ended September 30, 2007 was derived as the difference between Oplink’s historical quarterly amortization of $124,000 for the three month period ended September 30, 2007 attributable to the 42% of OCP not yet acquired and the amortization of $401,000 based on fair values as of October 31, 2007 of the newly acquired 42% stake in OCP. No pro forma adjustment is required for the 58% of OCP’s intangible assets acquired under Step 1 as amortization at fair value had already been recorded in the statement of operations for three month period ended September 30, 2007. If the intangible asset values were to increase or decrease by 20%, the pro forma amortization for the year ended June 30, 2007 would increase or decrease by approximately $320,000.
     The pro forma adjustments for amortization of intangible assets were allocated to cost of revenues and operating expenses.
     (D) To record the difference between the post-acquisition fair value and the historical cost of fixed assets at September 30, 2007 (in thousands):

				Quarterly
				Depreciation	Estimated
	Historical		Increase /	Based on	Useful
	Cost	Fair Value	(Decrease)	Fair Value	Life / Years

Computer hardware and software	$270	$148	$(122)	$12	3
Machinery	3,744	5,262	1,518	439	3
Furniture & fixtures	15	30	15	3	3
Leashold improvements	81	—	(81)	—	—
Construction in progress	147	74	(73)	—	—

Total Fixed Assets	$4,257	$5,514	$1,257	$453

     The increase in value of $1.3 million for fixed assets reflects the estimated post-acquisition fair value assigned to fixed assets as a result of a valuation performed by an independent third party.
     (E) To adjust depreciation expense (in thousands):

		Depreciation
	Historical	Based on	Pro Forma
	Depreciation	Fair Value	Adjustments
Three month period ended September 30, 2007	343	453	110

Twelve month period ended June 30, 2007 (with 100% ownership of OCP)	3,841	2,381	(1,460)
     The adjustment to pro forma depreciation for the twelve month period ended June 30, 2007 was derived as the difference between OCP’s historical annual depreciation for the twelve month period ended June 30, 2007, as adjusted for Step 1, of $3.8 million, and the pro forma depreciation of $2.4 million based on the fair value of fixed assets. The fair value of fixed assets during the acquisition of 58% of OCP was as of June 5, 2007. The fair value of fixed assets during the acquisition of 42% of OCP was as of October 31, 2007 for a combined ownership in OCP of 100%. The depreciation expense based on the fair values at these two points in time was combined to arrive at the fair value depreciation expense for the twelve month period ended June 30, 2007.

     The adjustment to pro forma depreciation for the three month period ended September 30, 2007 was derived as the difference between Oplink’s historical quarterly depreciation of $343,000 for the three month period ended September 30, 2007 attributable to the 42% of OCP not yet acquired and the amortization of $453,000 based on fair values as of October 31, 2007 of the newly acquired 42% stake in OCP. No pro forma adjustment is required for the 58% of OCP’s fixed assets acquired under Step 1 of the acquisition as depreciation at fair value had already been recorded in the statement of operations for three month period ended September 30, 2007. If fixed asset values were to increase or decrease by 20%, the pro forma depreciation for the year ended June 30, 2007 would increase or decrease by approximately $370,000.
     The pro forma adjustments for depreciation of fixed assets were allocated to cost of revenues and operating expenses for the twelve month period ended June 30, 2007. The impact of allocating depreciation to cost of revenues and operating expenses for the three month period ended September 30, 2007 was not material.
     (F) To eliminate the 42% of minority interest in OCP of $66.3 million in the unaudited pro forma condensed consolidated balance sheet at September 30, 2007 as a result of OCP becoming a wholly-owned subsidiary of Oplink. The elimination of minority interest results in a pro forma adjustment to accumulated deficit of $2.9 million representing the elimination of the minority interest portion of net loss, after pro forma adjustments, for the period from July 1, 2006 to September 30, 2007.
     The pro forma adjustment to the minority interest for the twelve months ended June 30, 2007 represents the minority interest in the net loss of OCP between June 5, 2007, the inception date of the minority interest in OCP, and June 30, 2007. The pro forma adjustment to the minority interest for the three months ended September 30, 2007 represents the minority interest of 42% in the net loss of OCP for the three months ended September 30, 2007.
     (G) Management has determined that pro forma adjustments to the provision for income taxes for the three months ended September 30, 2007 and the twelve months ended June 30, 2007 would not be material as sufficient uncertainty exists regarding the realizability of Oplink’s deferred tax assets such that a full valuation allowance is expected to remain in place.
     (H) To record the change in fair value of inventories (in thousands):

			Pro forma
	Historical cost	Fair value	adjustment

Inventories, net	$9,990	$5,912	$(4,078)
     (I) To record the change in fair value of net assets-held-for-sale (in thousands):

			Pro forma
	Historical cost	Fair value	adjustment

Net assets held-for-sale	$8,302	$11,364	$3,062

     (J) To record the creation of $12.6 million in goodwill as a result of the excess of the purchase price of the 42% minority interest in OCP over the fair value of net assets acquired. See the preliminary price allocation as described in note 2.
     (K) To record an increase in additional paid-in-capital of $910,000 as a result of the conversion of OCP’s vested stock options into Oplink stock options on October 31, 2007 pursuant to the merger agreement. The options were converted into a lesser number of options to purchase shares of Oplink common stock according to conversion terms stated in the merger agreement.
4. PRO FORMA EARNINGS PER SHARE
     The pro forma weighted average number of shares outstanding, basic and diluted, has been adjusted as if the acquisition of the 58% ownership interest in OCP by Oplink had taken place at the beginning of the periods presented. Oplink issued 857,258 shares of common stock in connection with Step1 of the acquisition of OCP on June 5, 2007 (in thousands, except per share data).

	Three Months	Twelve Months
	Ended	Ended
	September 30, 2007	June 30, 2007
Numerator:
Pro forma adjusted net loss	$(1,536)	$(16,483)

Denominator — basic and diluted:
Weighted average shares outstanding — basic and diluted	23,182	22,071
Pro forma adjustment to number of shares outstanding — basic and diluted	—	793

Pro forma weighted average shares outstanding — basic and diluted	23,182	22,864

Pro forma net loss per share — basic and diluted	$(0.07)	$(0.72)

     Due to the net loss position for the three month period ended September 30, 2007 and the twelve month period ended June 30, 2007, the additional shares would have been anti-dilutive, therefore the basic and diluted pro forma net loss per share are the same.